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EXHIBIT 24.1:
CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 30, 1996 appearing on page 22 of the MICROS Systems, Inc. Annual Report on Form 10-K for the year ended June 30, 1996.


/s/ PRICE WATERHOUSE LLP
Baltimore, Maryland
December 6, 1996